United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                            November 8, 2004
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	13-2637623 (I.R.S. Employer Identification Number)

511 Fifth Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Item 8.01     Other Events.

                     On November 8, 2004, Overseas Shipholding Group, Inc. issued a press release announcing that it formed a joint venture to build four Large Liquefied Natural Gas ships for charter to Qatar Liquefied Gas Company Limited (II). A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

                    (c)      Exhibits

                    Exhibit No.    Description

                      99                 Press Release of Overseas Shipholding Group, Inc. dated November 8, 2004

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: November 8, 2004	By: /s/Robert N. Cowen
Name: Robert N. Cowen Title: Senior Vice President, Chief Operating Officer and Secretary